UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2005

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 4- Matters Related to Accountants and Financial Statements
Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Review.

Effective as of November 28, 2005, the Board of Directors of Industrial Enterprises of America, Inc., a Nevada corporation (the “Company”), concluded that the Company’s financial statements included in the Form 10-KSB for the year ended June 30, 2005 should no longer be relied upon because the financial statements should be restated with respect to the accounting treatment of the Asset Purchase Agreement between the Company and Power3 Medical Products, Inc., a New York corporation (“Power3”), which was consummated in May 2004. Based on the Company’s research, this restatement will result in the removal of approximately $1,900,000 of disputed liabilities. The decision has also delayed the preparation of the unaudited financial statements related to the quarter ended September 30, 2005. The Board of Directors has discussed this matter with the Company’s independent accountants.

Section 7 —Regulation FD
Item 7.01 Regulation FD Disclosure.

On December 5, 2005, the Company issued a press release announcing (1) its financial results for the fiscal quarter ended September 30, 2005, (2) the restatement of past financial statements described above under Item 4.02, and (3) the reelection to the Company’s Board of Directors of the following five members: Jerome Davis, Scott Margulis, Lou Frey, Robert Casper and John Mazzuto.

The press release furnished with this Current Report on Form 8-K provides details not included in previously issued reports of the Company, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of the Company, dated December 5, 2005, which is furnished with this Current Report on Form 8-K pursuant to Item 7.01.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

December 6, 2005
By:        /s/ John Mazzuto
Name:      John Mazzuto
Title:         CEO & President